APPLIED VOICE RECOGNITION
4615 POST OAK PLACE, SUITE 277                                TEL (713) 621-5678
HOUSTON, TEXAS 77027                                          FAX (713) 621-5870

December 31, 1996

Steven Reid
1323 Driftwood Drive
Palm Springs, CA 92264

Dear Steve,

Pursuant to our conversation, Applied Voice Recognition, Inc. would be pleased to have you cover our company as its primary analyst. Our understanding is that you will charge $10,000 to write the original analysis and summary for distribution to your database. We will pay you $5,000 upon execution of this agreement and $1,000 per month for the next five months the 15th day of each month commencing February, 1997.

We will additionally compensate you for handling all shareholder inquiries regarding the company with 50,000 options exercisable to $3.00 which are fully vested after six months from execution of this agreement. Should the company undertake a secondary offering or placement of any kind after this six month interval, you will voluntarily restrict yourself during the offering period from exercising any warrants. You will receive 50,000 shares of 144 stock as further compensation. This agreement is for a period of two years and may be renewed upon the mutual agreement of both parties.

Furthermore, you agree to fully disclose any shares held by you to present the appearance of any conflict or impropriety in this regard. We appreciate the willingness to accept compensation in stock and certainly agree this demonstrates your faith in Applied Voice Recognition. If this letter accurately reflects our agreement, please sign in the space provided below for your signature. If I can help, please call me at 621-5678.


//S// TIM CONNOLLY
      Tim Connolly



//S// STEVEN REID
      Steven Reid

APPLIED VOICE RECOGNITION
4615 POST OAK PLACE, SUITE 277                                TEL (713) 621-5678
HOUSTON, TEXAS 77027                                          FAX (713) 621-5870

                                     MEMO


TO:         CHRIS HELFRICK

FROM:       TIM CONNOLLY

DATE:       FEBRUARY 5, 1997

SUBJECT:    APPLIED VOICE RECOGNITION COMPENSATION AGREEMENT
----------------------------------------------------------------------


The board of directors has approved the following compensation arrangement for your Consulting in the dissemination of information regarding our company to the investment community. You will be issued 10,000 options immediately at $3 per share, 20,000 options exercisable after three months, 20,000 exercisable after six months and 30,000 shares of 144 stock. The documentation of this will be completed after approval of the name change by NASD. If you have any questions or comments, please do not hesitate to call me at 713-621-5678.


Sincerely,



Timothy J.Connolly
Chief Executive Officer